UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2009

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 5, 2009, the Board of Directors (the “Board”) of ViroPharma Incorporated (the “Company”), based upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Frank Baldino, Jr. Ph.D. to serve on the Company’s Board of Directors as a Class II director. In connection with the appointment, the Board expanded the size of the Board to eight directors. Dr. Baldino will serve for a term expiring at the Company’s annual meeting of stockholders in 2010 and until his successor shall have been elected and qualified or until his earlier resignation or removal.

Dr. Baldino, age 56, founder of Cephalon, Inc. has served as the Chief Executive Officer and director of Cephalon since its inception in 1987 and was appointed Chairman of the Board of Directors of Cephalon in 1999. In addition, he also serves as a director of Acusphere, Inc., a drug delivery company, and NicOx S.A., a company engaged in the research, development and commercialization of nitric oxide therapeutics. Dr. Baldino also holds several adjunct academic appointments and is a trustee of Temple University. Dr. Baldino previously served as a director of ViroPharma from June 1995 to May 2006.

There is no agreement or understanding between Dr. Baldino and any other person pursuant to which Dr. Baldino was appointed to the Board. Dr. Baldino is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board is in the process of determining which committees Dr. Baldino shall serve upon, if any.

Dr. Baldino shall receive compensation for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the SEC.

The Company hereby incorporates by reference the press release dated June 8, 2009 attached hereto as Exhibits 99.1 and made a part of this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Press release dated June 8, 2009 announcing appointment of Frank Baldino, Jr. Ph.D. to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: June 8, 2009	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press release dated June 8, 2009 announcing appointment of Frank Baldino, Jr. Ph.D. to the Board of Directors.